EXHIBIT 26.2

                                                February 6, 2009

Napco Security Technologies, Inc.
f/k/a Napco Security Systems, Inc.
333 Bayview Avenue
Amityville, New York

     Re: Amended and Restated Credit Agreement dated August 18, 2008

Ladies and Gentlemen:

We refer to the referenced agreement between you and the undersigned Lenders and Administrative Agent as most recently amended by a Second Amendment and Waivers dated as of January 29, 2009 (collectively, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings ascribed in the Credit Agreement.

Section 8.1 (a) (i) of the Credit Agreement required maintenance of a ratio of Consolidated Funded Debt to Consolidated EBITDA of not more than 3.5 to 1.0 for the Trailing four quarter period which was not maintained as at December 31, 2008.

Section 8.1 (b) of the Credit Agreement required the Borrower and its Consolidated Subsidiaries to maintain a minimum Debt Service Coverage Ratio of at least 1.25 to 1.0 for the Trailing four quarter period which was not maintained as at December 31, 2008.

Section 8.1 (c) of the Credit Agreement required the Borrower and its Consolidated Subsidiaries to maintain a Modified Quick Ratio of at least 1.15 to
1.0 for the Trailing four quarter period which was not maintained as at December 31, 2008.

The Banks hereby waive non-compliance with the foregoing covenants for the above-referenced period as follows:

     (1) Section 8.1 (a) (i) of the Credit Agreement requiring the ratio of Consolidated Funded Debt to Consolidated EBITDA to be no greater than 3.5 to 1.0 to the extent of non-compliance for the Trailing four quarter period ended 12/31/08 solely to the extent such ratio was 6.29 to 1.0 instead of the required ratio (For purposes of calculating Consolidated EBITDA, the definition has been expanded as follows: "Consolidated EBITDA": for any period of four consecutive fiscal quarters, the sum of (i) Trailing Consolidated Net Income for such period, plus non-recurring and non-cash losses (net of tax for such period) minus non-recurring and non-cash gains (net of taxes for such period), (ii) Trailing Consolidated Interest Expense for such period and (iii) the Trailing amount of taxes, depreciation and amortization deducted from earnings in determining such Consolidated Net Income. FOR PURPOSES OF THIS CALCULATION, THE FIRST POST-ACQUISITION QUARTER OF MARKS CONSOLIDATED EBITDA FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 WILL BE ADDED TO THE PRE-ACQUISITION CONSOLIDATED EBITDA OF MARKS FOR THE THREE QUARTERS ENDED JULY 31, 2008;

     (2) Section 8.1 (b) of the Credit Agreement requiring the Debt Service Coverage Ratio of the Borrower and its Consolidated Subsidiaries to be at least
1.25 to 1.0 to the extent of non compliance for the Trailing four quarter period ended 12/31/08 solely to the extent such ratio was 1.08 to 1.0 instead of the required ratio (For purposes of defining Consolidated Cash Flow, the definition has been expanded as follows: "Consolidated Cash Flow": for any period of four consecutive fiscal quarters, net income, plus, without duplication, depreciation plus amortization of intangibles, minus capital expenditures, plus non-recurring and non-cash losses (net of tax) minus non-recurring and non-cash gains (net of taxes), in each case, of the Borrower and its Consolidated Subsidiaries with all accounting terms defined in accordance with GAAP, based upon receipt of the quarterly and/or annual financial statements. For the avoidance of doubt, non-recurring and non-cash losses must occur together to be added to the equation, and non-recurring and non-cash gains must occur together to be subtracted from the equation. FOR PURPOSES OF THIS CALCULATION, THE FIRST POST-ACQUISITION QUARTER OF MARKS CONSOLIDATED CASH FLOW FOR THE THREE MONTHS ENDED DECEMBER 31, 2008 WILL BE ADDED TO THE PRE-ACQUISITION CONSOLIDATED CASH FLOW OF MARKS FOR THE THREE QUARTERS ENDED JULY 31, 2008); and

     (3) Section 8.1 (c) of the Credit Agreement requiring the Modified Quick Ratio of the Borrower and its Consolidated Subsidiaries to be at least 1.15 to
1.0 to the extent of non compliance for the Trailing Four Quarter period ended 12/31/08 solely to the extent such ratio was 1.06 to 1.0 instead of the required ratio.

     The waivers described above are effective only in this instance for the purpose given, are limited to the circumstances and conditions set forth herein, and shall not be deemed to be a continuing or further waiver of these or any other covenants, terms or provisions of the Credit Agreement. The waivers described above will expire by their terms on March 15, 2009 unless reaffirmed on or prior to such date by the Required Lenders. No waiver of any single breach or default under the Credit Agreement shall be deemed to be a waiver of any other breach or default thereunder. It is understood that all covenants, terms and conditions of the Credit Agreement remain unmodified and in full force and effect.

     In consideration of the grant of the above waivers, Borrower agrees that effective as of the date hereof the definitions of "Consolidated EBITDA", "Consolidated Cash Flow" and "LIBOR Rate" set forth in the Credit Agreement are modified to read as follows:

     "Consolidated EBITDA": for any period of four consecutive fiscal quarters, the sum of (i) Trailing Consolidated Net Income for such period, plus non-recurring and non-cash losses (net of tax for such period) minus non-recurring and non-cash gains (net of taxes for such period), (ii) Trailing Consolidated Interest Expense for such period and (iii) the Trailing amount of taxes, depreciation and amortization deducted from earnings in determining such Consolidated Net Income.) FOR PURPOSES OF THIS CALCULATION, CONSOLIDATED EBITDA WILL INCLUDE MARKS CONSOLIDATED EBITDA PRIOR TO THE ACQUISITION DATE TO THE EXTENT NECESSARY TO REFLECT A FULL 4 QUARTERS OF MARKS USA CONSOLIDATED EBITDA.

     "Consolidated Cash Flow": for any period of four consecutive fiscal quarters, net income, plus, without duplication, depreciation plus amortization of intangibles, minus capital expenditures, plus non-recurring and non-cash losses (net of tax) minus non-recurring and non-cash gains (net of taxes), in each case, of the Borrower and its Consolidated Subsidiaries with all accounting terms defined in accordance with GAAP, based upon receipt of the quarterly and/or annual financial statements. For the avoidance of doubt, non-recurring and non-cash losses must occur together to be added to the equation, and non-recurring and non-cash gains must occur together to be subtracted from the equation.FOR PURPOSES OF THIS CALCULATION, CONSOLIDATED CASH FLOW WILL INCLUDE MARKS CONSOLIDATED CASH FLOW PRIOR TO THE ACQUISITION DATE TO THE EXTENT NECESSARY TO REFLECT A FULL 4 QUARTERS OF MARKS CONSOLIDATED CASH FLOW.

          "LIBOR Rate": with respect to any Eurodollar Loan for any Interest Period, the greater of (i) 2% per annum or (ii) the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Eurodollar Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the Interest Period on the Reuter Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two London Banking days prior to the beginning of such Interest Period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

Please indicate your consent and agreement to the amendment set forth in the last paragraph above by signing and dating a copy of this letter.

                                               Very truly yours,

                                               CAPITAL ONE, N.A.

                                               By: /s/STEVEN RATNER
                                                   -----------------------------
                                               Name: Steven Ratner
                                               Title: Senior Vice President


                                               HSBC BANK USA, NATIONAL
                                               ASSOCIATION, as Administrative
                                               Agent and as a Lender

                                               By: /s/GARY SARRO
                                                   -----------------------------
                                               Name: Gary Sarro
                                               Title: First Vice President

The Borrower and Guarantors under the Credit
Agreement acknowledge and consent to the amendment of the definition of LIBOR Rate set forth above.

Borrower:

NAPCO SECURITY TECHNOLOGIES, INC.
f/k/a Napco Security Systems, Inc.

By: /s/KEVIN S. BUCHEL
    ----------------------------
       Kevin S. Buchel
       Senior Vice President of
       Operations and Finance

Guarantors:
ALARM LOCK SYSTEMS, INC.

By: /s/KEVIN S. BUCHEL
    --------------------------------
Name: Kevin S. Buchel
Title: Senior Vice President

CONTINENTAL INSTRUMENTS, LLC

By: /s/KEVIN S. BUCHEL
    --------------------------------
Name: Kevin S. Buchel
Title : Manager